UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2008

KINTERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50507	74-2947183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9605 Scranton Road, Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 795-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 15, 2008, Kintera, Inc. (the “Company”) received a notice from the Nasdaq Stock Market (“Nasdaq”) indicating that it no longer complies with the requirements of Nasdaq Marketplace Rule 4450(a)(3) for continued listing on the Nasdaq Global Market. The rule requires that the Company maintain minimum stockholders’ equity of $10,000,000. As reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, the Company’s stockholders’ equity was $9,806,000 as of March 31, 2008.

The Company has until May 30, 2008 to provide a plan to achieve and sustain compliance with all Nasdaq Global Market listing requirements and a time frame to complete the plan. If Nasdaq determines that the Company’s plan is not sufficient to achieve and sustain compliance in the long term, it will provide written notice of that the Company’s securities will be delisted. At such time, the Company may appeal the decision to a Nasdaq Listing Qualifications Panel. The Company is currently preparing its plan for compliance with Nasdaq Global Market listing requirements and expects to submit the plan to Nasdaq by the May 30, 2008 deadline. The Company may also consider applying to list its securities on the Nasdaq Capital Market if it satisfies the requirements for continued listing on that market.

The Company issued a press release regarding the notification from Nasdaq, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTERA, INC.

Date: May 21, 2008	/s/ Richard Davidson
Richard Davidson
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release dated May 21, 2008